Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of UFP Technologies, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby constitute and appoint Jeffrey Bailly, Ronald J. Lataille and Patrick J. Kinney, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended, on Form S-8, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Company’s securities; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Executed under seal as of the date(s) set forth below.

Signature	Title	Date

/s/ R. Jeffrey Bailly	President, Chief	June 8, 2022
R. Jeffrey Bailly	Executive Officer, and
Director (principal
executive officer)

/s/ Ronald J. Lataille	Senior Vice President,	June 8, 2022
Ronald J. Lataille	Chief Financial Officer
(principal financial and
accounting officer)

/s/ Thomas W. Oberdorf	Director	June 8, 2022
Thomas W. Oberdorf

/s/ Marc Kozin	Director	June 8, 2022
Marc Kozin

/s/ Daniel C. Croteau	Director	June 8, 2022
Daniel C. Croteau

/s/ Cynthia L. Feldmann	Director	June 8, 2022
Cynthia L. Feldmann

/s/ Joseph John Hassett	Director	June 8, 2022
Joseph John Hassett

/s/ Symeria Hudson	Director	June 8, 2022
Symeria Hudson